                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          URBAN SHOPPING CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT
--------------------------------------------------------------------------------

                                          March 27, 2000

Dear Shareholder:

     I would like to invite you to attend our 2000 annual meeting of shareholders, which will be held on Thursday, May 11, 2000, beginning at ten o'clock a.m., Chicago time, at the American National Bank and Trust Company, 120 South LaSalle Street, 7th floor, Chicago, Illinois 60690.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1999 annual report is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     To be sure that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Directors; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.

                                          MICHAEL HILBORN
                                          Corporate Secretary

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000
--------------------------------------------------------------------------------

     The annual meeting of shareholders of Urban Shopping Centers, Inc. will be held at the American National Bank and Trust Company, 120 South LaSalle Street, 7th floor, Chicago, Illinois 60690, on Thursday, May 11, 2000, at ten o'clock a.m., Chicago time, for the following purposes:

     1. To elect nine directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

     2. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 13, 2000 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors

                                          NEIL G. BLUHM
                                          Co-Chairman

                                          JUDD D. MALKIN
                                          Co-Chairman

Chicago, Illinois
March 27, 2000

     SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------

                                PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Thursday, May 11, 2000, at the American National Bank and Trust Company, 120 South LaSalle Street, 7th floor, Chicago, Illinois 60690, at ten o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 27, 1999.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1999, including financial statements audited by KPMG LLP, independent auditors, and their report thereon, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 13, 2000 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to Urban Shopping Centers, Inc., 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611, attention: Corporate Secretary, which is the location of the Company's executive offices.

                               VOTING OF PROXIES

     Only shareholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company's unit voting common stock, $.01 par value per share (the "Unit Voting Stock"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders. Each share of Unit Voting Stock is entitled to 25 votes on all matters voted upon by shareholders. There were 17,647,818 shares of Common Stock and 407,935 shares of Unit Voting Stock outstanding on February 22, 2000.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting, which constitutes the entire Board. Such directors will serve until the Company's next annual meeting of shareholders and until their respective successors are elected and qualify, or until their earlier resignation, death, termination or removal. Directors will be elected by a plurality of the votes cast at the Annual Meeting. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the nine nominees listed below, unless the proxy specifies otherwise. All of the nominees listed below are members of the present Board. Messrs. Bluhm, Malkin and Dominski have been directors since inception, Ms. Getzendanner and Messrs. Digney, Rooney and Segerstrom have been directors since October 18, 1993 and Messrs. Neal and Schreiber have been directors since February 13, 1995. Biographical information for each of the nominees is set forth under the caption "Management."
                                    Nominees
                                 Neil G. Bluhm
                                James B. Digney
                              Matthew S. Dominski
                               Susan Getzendanner
                                 Judd D. Malkin
                                  John E. Neal
                               Phillip B. Rooney
                               John G. Schreiber
                              Henry T. Segerstrom

     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

     With respect to the election of Disinterested Directors (as noted in the "Management" section), certain affiliates ("JMB Partners") of JMB Realty Corporation ("JMB Realty") have agreed to vote their 378,064 shares of Unit Voting Stock in the same proportion as votes represented by shares of Common Stock are cast by holders of Common Stock (including JMB Partners). Additionally, JMB Partners has the right to cause the Company to nominate one less than a majority of the Board as designated by it. Messrs. Bluhm, Malkin, Dominski and Schreiber are the nominees designated by JMB Partners.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company, including certain executive officers of Urban Retail Properties Co. (the "Management Company") who are deemed to be executive officers of the Company. Under the Company's Articles of Incorporation, a majority of the Board must be unaffiliated with JMB Realty and its affiliates (the "Disinterested Directors").

                 NAME                      AGE                          POSITION
                 ----                      ---                          --------
Neil G. Bluhm..........................    62     Co-Chairman of the Board of Directors
James B. Digney*.......................    53     Director
Matthew S. Dominski*...................    45     Director and Chief Executive Officer
Adam S. Metz...........................    38     President
Susan Getzendanner*....................    60     Director
Judd D. Malkin.........................    62     Co-Chairman of the Board of Directors
John E. Neal*..........................    50     Director
Phillip B. Rooney*.....................    55     Director
John G. Schreiber......................    53     Director
Henry T. Segerstrom*...................    76     Director
James L. Czech.........................    60     Executive Vice President
James H. Lyman.........................    41     Executive Vice President and Chief Financial Officer
Joseph M. Shrader......................    54     President-Property Management, of the Management
                                                  Company
Ross B. Glickman.......................    51     President-Leasing, of the Management Company

-------------------------
* a Disinterested Director

     The following is a summary of the experience of the directors and executive officers listed in the above table:

     Neil G. Bluhm is the President of JMB Realty. Mr. Bluhm was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Bluhm is a lawyer and a Certified Public Accountant. Mr. Bluhm is also a founder and member of Walton Street Capital Group, LLC.

     James B. Digney is a Senior Vice President of Metropolitan Life Insurance Company ("MetLife") and is the head of MetLife's Real Estate Investments Department. In his present position, which he has held since 1988, Mr. Digney oversees a portfolio of debt and equity real estate investments exceeding $20 billion. Prior to attaining his current post, Mr. Digney spent 13 years with MetLife in Chicago, where he held several positions and ultimately assumed responsibility for all equity and new business production. Mr. Digney is a member of the Urban Land Institute and currently serves as a director of MetLife International Real Estate Equity Shares, Inc., the Realty Foundation of New York, the Community Preservation Corporation and the Greater New York Councils, Boy Scouts of America. In addition, he is a member and director of the Real Estate Board of New York and a member of NAIOP, the Association for Commercial Real Estate.

     Matthew S. Dominski is the Chief Executive Officer of the Company and is the Chairman of the Management Company. From 1991 to 1993, Mr. Dominski was the Chairman of JMB Retail Properties Company, a position in which he was responsible for all retail development, management and leasing activities within affiliated entities of JMB Realty. From 1987 to 1993, Mr. Dominski was Executive Vice President of JMB Realty and from 1988 to 1993, an Executive Vice President of JMB/Urban Development Co. Mr. Dominski joined JMB Realty in 1979 in the real estate acquisition area. He became a Vice President in 1982 and has overseen over $1.3 billion of real estate developed by JMB Realty and its affiliates.

     Susan Getzendanner is a partner with the law firm of Skadden, Arps, Slate, Meagher & Flom (Illinois) in Chicago, Illinois, a position she has held since 1987. From 1980 to 1987, Ms. Getzendanner served as a U.S. Federal District Court Judge for the Northern District of Illinois. Ms. Getzendanner also is a director of the Rehabilitation Institute of Chicago.

     James H. Lyman is an Executive Vice President and the Chief Financial Officer of the Company since March 15, 2000. From 1989 to March 2000, Mr. Lyman was a Director in the Real Estate Investment Banking Group of Merrill Lynch & Co. Mr. Lyman received his Masters of Business Administration degree from Columbia University and his Bachelors degree from the University of Illinois.

     Judd D. Malkin is Chairman of the Board of JMB Realty. Mr. Malkin was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Malkin is a Certified Public Accountant.

     John E. Neal is the head of the Commercial Real Estate department of Bank One Corporation, since November 16, 1998. From January 1996 to January 1998, Mr. Neal was the President of Kemper Funds, a unit of Scudder Kemper Investments, Inc. From February 1995 to January 1996, he was the President and Chief Operating Officer of Kemper Financial Services, Inc. From July 1992 to February 1995, he was a Senior Vice President of Kemper Corporation and the head of Kemper's Real Estate Investments department. From 1974 to 1992, he served in a variety of management and executive positions within Continental Bank Corporation. Mr. Neal also serves as director of the following entities:
Lakeshore Development Corporation, LINK Unlimited and the YMCA of Metropolitan Chicago.

     Phillip B. Rooney is the Vice Chairman of the ServiceMaster Company, a management and consumer services company, since May 1997. From November 1984 to June 1996, he was the President and Chief Operating Officer, and, from June 1996 to February 1997, the President and Chief Executive Officer, of Waste Management, Inc. Mr. Rooney also currently serves as a director of Illinois Tool Works, Inc., the ServiceMaster Company, Van Kampen Funds and the Lyric Opera of Chicago and is a member of the Board of Trustees of the University of Notre Dame.

     John G. Schreiber is President of Centaur Capital Partners, Inc., since January 1991. He is also senior advisor and partner of Blackstone Real Estate Advisors, an affiliate of the Blackstone Group, L.P. Mr. Schreiber is a Trustee of AMLI Residential Properties Trust and a director of Host Marriott Corporation and a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a director of The Brickman Group, Ltd. and JMB Realty. Prior to his retirement as an officer of JMB Realty in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990, and an Executive Vice President of JMB Realty from 1979 to 1990.

     Henry T. Segerstrom is a Managing Partner of C.J. Segerstrom & Sons, a California-based real estate development company. Mr. Segerstrom joined C.J. Segerstrom & Sons, the developer of South Coast Plaza and South Coast Plaza Town Center, in 1948 and has served in his current position since 1963. In addition, Mr. Segerstrom currently serves as a director and Vice Chairman, Endowment, of the Orange County Performing Arts Center, having served as Chairman of the Board and Chief Executive Officer thereof from 1987 to 1990, as a director of the Orange County Business Committee for the Arts and as Chairman of the Board of the Business Committee for the Arts. Mr. Segerstrom formerly served as a director of Security Pacific National Bank and of Bank America Corporation and as an advisory director of Bank of America, NT&SA until May 1993.

     James L. Czech is an Executive Vice President of the Company and the President-Development Group of the Management Company. Prior to 1993, Mr. Czech was President of the development group of JMB Retail Properties Company since its inception. Prior to joining an affiliate of JMB Realty in 1983 in a corporate acquisition, Mr. Czech was a Senior Vice President of Federated Stores Realty, Inc., the shopping center subsidiary of Federated Department Stores, Inc., where he served in that capacity since 1981. Mr. Czech is also a Certified Public Accountant.

     Adam S. Metz is the President of the Company since March 15, 2000. From October 1993 to March 2000, he was an Executive Vice President and the Treasurer, Chief Financial Officer and Director of

Acquisitions of the Company. Prior to 1993, he was a Vice President in the Capital Markets group of JMB Realty, where he was employed since 1987. From 1983 to 1987, Mr. Metz worked in the Commercial Real Estate Lending Group at The First National Bank of Chicago as a Corporate Lending Officer. He received his Masters of Management degree from Northwestern University and his Bachelor's degree from Cornell University.

     Joseph M. Shrader is the President-Property Management of the Management Company. From 1991 to 1993, Mr. Shrader was a Senior Executive Vice President of JMB Retail Properties Company where he directed property management for over 52 million square feet of retail space located across the country. From 1978 to 1991, Mr. Shrader served as Director of Retail Operations for JMB Properties Company. Mr. Shrader is a Certified Property Manager by the Institute of Real Estate Management.

     Ross B. Glickman is the President-Leasing of the Management Company. From 1991 to 1993, Mr. Glickman served as an Executive Vice President and the National Director of Leasing for JMB Retail Properties Company. From 1989 to 1991, Mr. Glickman was President of Glickman Properties and, from 1983 to 1989, he was Director of Real Estate for The Limited, Inc.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Nominating and Executive Compensation Committees of the Board. Five meetings of the Board were held in 1999. The Audit Committee met three times in 1999. The Nominating Committee met once in 1999. The Executive Compensation Committee met once in 1999.

     Messrs. Digney, Schreiber and Segerstrom constitute the Audit Committee, which must consist of at least two independent directors. All three members of the Audit Committee are "independent directors" within the meaning of New York Stock Exchange rules. The Audit Committee makes recommendations concerning the appointment of independent public accountants, reviews with such accountants the plans and results of audits, reviews and approves the scope of professional services provided by such accountants and anticipated fees, considers the independence of such accountants, reviews management's evaluation of the adequacy of the Company's internal accounting controls and reviews the scope of the Company's internal audit procedures.

     Messrs. Bluhm, Dominski and Rooney constitute the Nominating Committee, a majority of the members of which must be Disinterested Directors. The Nominating Committee nominates the persons to be presented to the Company's stockholders for election as directors at each annual meeting. The Nominating Committee will consider nominees recommended by shareholders of the Company if such nominations are received not more than 120 days nor fewer than 90 days prior to the anniversary of the previous year's annual meeting of shareholders and the nominating shareholder provides all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required by the Nominating Committee.

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom constitute the Executive Compensation Committee, which must consist entirely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of which must be Disinterested Directors. The Executive Compensation Committee determines the compensation of the Company's executive officers, reviews and makes recommendations on forms of incentive compensation, administers the Company's Option Plan, Incentive Unit and Incentive Stock Programs and deferred compensation plans and reviews and acts upon any changes to the Company's bonus incentive compensation plan and the Company's participation in the JMB 401(k) Plan and the Core Retirement Award Program. See "Option Plan," "Incentive Unit and Incentive Stock Programs," "Incentive Compensation," "401(k) Plan," "Core Retirement Award Program" and "Deferred Cash Compensation Plan" below.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Dominski and the Company's four other most highly compensated executive officers during 1999. The table includes compensation from all sources for services rendered to the Company and its subsidiaries during 1997, 1998 and 1999.

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                  -----------------------
                                                                                          AWARDS
                                                                                  -----------------------
                                                            ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                                            -------------------     STOCK      UNDERLYING     ALL OTHER
                                                                         BONUS      AWARDS      OPTIONS    COMPENSATION(3)
              NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   ($)(1)      ($)(2)      (NUMBER)         ($)
--------------------------------------------------------------------------------------------------------------------------
    Matthew S.
    Dominski....................... Chief Executive
    Officer and Director
                                                     1997    473,846    176,016          --            --       5,750
                                                     1998    560,385    210,853          --            --       5,800
                                                     1999    638,462    281,645   3,075,000        60,000       5,800
    Adam S.
    Metz................................. President
                                                     1997    282,000    125,000          --            --       5,750
                                                     1998    361,308    150,000          --        15,000       6,220
                                                     1999    417,308    175,000   1,537,500        35,000       5,800
    James L.
    Czech................. Executive Vice President
                                                     1997    367,692     93,425          --            --       5,750
                                                     1998    386,923     98,475          --            --       5,800
                                                     1999    403,962    120,934     845,625            --       5,800
    Ross B.
    Glickman.................. President -- Leasing
    of the Management Company
                                                     1997    312,692     79,538          --            --       4,800
                                                     1998    331,923     84,588          --            --       5,791
                                                     1999    356,154    107,100     845,625            --       5,800
    Joseph M.
    Shrader....... President -- Property Management
    of the Management Company
                                                     1997    253,461     64,388          --            --       5,750
                                                     1998    266,000     67,670          --            --       6,220
                                                     1999    278,154     83,300     461,250            --       5,800

-------------------------
(1) Paid in February of the following year.
(2) The amounts shown represent the value determined based on the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the date of grant of the total amount of Incentive Stock awarded to each of the named persons which awards are subject both to the achievement of performance based conditions before they are earned and to subsequent vesting requirements. The total number of Incentive Stock awards to the named persons were as follows: Mr. Dominski, 100,000 Incentive Stock awards; Mr. Czech, 27,500 Incentive Stock awards; Mr. Glickman, 27,500 Incentive Stock awards; Mr. Metz, 50,000 Incentive Stock awards; and Mr. Shrader, 15,000 Incentive Stock awards. A portion of such Incentive Stock awards are earned over a four-year performance period commencing in 2000 only if the Company attains certain performance targets measured in terms of annual and cumulative growth in funds available for distribution per share and thereafter vest subject to the satisfaction of certain vesting requirements. Distributions are paid on Incentive Stock earned but not vested. At December 31, 1999, the total number of earned Incentive Units held under the Urban Shopping Centers 1996 Incentive Unit Program by the persons named (and the value of such earned Incentive Units on such date determined based on the closing price of the Common Stock on the NYSE on such date) are as follows:
    Mr. Dominski, 63,750 Incentive Units ($1,729,219); Mr. Czech, 20,625 Incentive Units ($559,453); Mr. Glickman, 11,458 Incentive Units ($310,798); Mr. Metz, 30,000 Incentive Units ($813,750); and Mr. Shrader, 11,250 Incentive Units ($305,156). See "Incentive Unit and Incentive Stock Programs" below.
(3) For 1997, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,800 each under the Core Retirement Award Program and $950 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,800 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $950 each under the JMB 401(k) Plan. For 1998, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,800 each under the Core Retirement Award Program and $1,000 each under the JMB 401(k) Plan, with respect to Mr. Metz, a contribution by the Company of $420 under the Urban Shopping Centers Deferred Cash Compensation Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,800 each under the Core Retirement Award Program, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $1,000 each under the JMB 401(k) Plan and with respect to Mr. Shrader, $420 under the Urban Shopping Centers Deferred Cash Compensation Plan and, with respect to Mr. Glickman, contributions by the Management Company of $571 under the JMB 401(k) Plan and $420 under the Urban Shopping Centers Deferred Cash Compensation Plan. For 1999, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,800 each under the Core Retirement Award Program and $1,000 each under the Urban Shopping Centers Deferred Cash Compensation Plan and, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,800 each under the Core Retirement Award Program and $1,000 each under the Urban Shopping Centers Deferred Cash Compensation Plan.

OPTION GRANTS IN 1999

     The following table sets forth certain information with respect to individual grants of options during 1999 by the Company to each of the Executive officers named in the above table who received such grants.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                   INDIVIDUAL GRANTS                          ANNUAL RATES OF
                                -------------------------------------------------------            STOCK
                                SECURITIES     PERCENT OF                                    PRICE APPRECIATION
                                UNDERLYING    TOTAL OPTIONS                                         FOR
                                 OPTIONS       GRANTED TO       EXERCISE                        OPTION TERM
                                GRANTED(1)      EMPLOYEES        PRICE       EXPIRATION    ----------------------
            NAME                 (NUMBER)        IN 1999       ($/OPTION)       DATE         5%($)       10%($)
            ----                ----------    -------------    ----------    ----------      -----       ------
Matthew S. Dominski.........      60,000          52.2%         30.6875         2/9/09     1,158,150    2,934,750
Adam S. Metz................      35,000          30.4%         30.6875         2/9/09       675,588    1,711,938

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 1999 by each of the executive officers named in the above table and the year-end value of unexercised options owned by such executive officers.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              SECURITIES                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                              ACQUIRED ON     VALUE         OPTIONS AT YEAR-END(1)             AT YEAR-END($)(2)
                               EXERCISE      REALIZED    ----------------------------    ------------------------------
           NAME                (NUMBER)        ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           ----               -----------    --------    -----------    -------------     -----------     -------------
Matthew S. Dominski.......       8,000        75,797       282,000          60,000         1,388,891              --
James L. Czech............           0            --        73,000              --           361,938              --
Ross B. Glickman..........       5,000        37,500            --              --                --              --
Adam S. Metz..............       2,000        14,125        63,000          45,000           294,859              --
Joseph M. Shrader.........           0            --        27,000              --           141,313              --

-------------------------
(1) Represents aggregate options to purchase shares of Common Stock or units of partnership interest ("Units") in Urban Shopping Centers, L.P., a partnership in which the Company is the approximately 67% managing general partner and through which the Company owns most of its interests (the "Operating Partnership"). The unexercisable options shown in the table are exercisable, in the case of Mr. Dominski, one third each on or after February 9, 2000, February 9, 2001 and February 9, 2002 and, in the case of Mr. Metz, 10,000 options are exercisable one-half each on or after February 10, 2000 and February 10, 2001 and 35,000 options are exercisable one-third each on or after February 9, 2000,

    February 9, 2001 and February 9, 2002. All of the foregoing options are exercisable earlier in the event of a change in control of the Company.

(2) The closing price of the Common Stock on the NYSE on December 31, 1999 was $27.125 per share. The values reflected represent the difference between such price and the option exercise prices.

OPTION PLAN

     The Company has adopted the Urban Shopping Centers 1993 Option Plan (the "Option Plan") to provide incentives to attract and retain officers and key employees and service providers. The Option Plan provides for the grant of options to purchase a specified number of shares of Common Stock or Units. A total of 1,500,000 shares of Common Stock were available for grant and available to be issued upon exchange of Units issued under the Option Plan. Of that total, 455,514 shares of Common Stock had been issued at February 22, 2000 upon exercise of options or upon exchange of Units issued upon exercise of options and options to acquire an additional 1,000,585 shares of Common Stock or Units were outstanding at such date.

     Participants in the Option Plan, who may be officers or employees of, or advisors/consultants to, the Company, its subsidiaries or designated affiliates, are selected by the Executive Compensation Committee. The Executive Compensation Committee also determines the terms of options granted under the Option Plan including, among other things, the individuals who receive options, whether Incentive Stock Options ("ISOs") or non-qualified options are granted, the number of shares of Common Stock or Units subject to each option and the vesting schedule applicable to each option. Directors of the Company are also eligible to participate, but, in the case of non-employee directors, only pursuant to automatic grants under a specified formula set forth in the Option Plan. See "Compensation of Directors" below.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer options awarded to Management Company employees who are not also directors or officers of the Company subject to Section 16(a) of the Exchange Act is vested in a committee of two or more directors of the Management Company. All options granted to such persons will be Unit options.

INCENTIVE UNIT AND INCENTIVE STOCK PROGRAMS

     The Company adopted the Urban Shopping Centers 1996 Incentive Unit Program (the "Incentive Unit Program") and the Urban Shopping Center 1999 Incentive Stock Program (the "Incentive Stock Program") to further the Company's objective of long-term growth in funds available for distribution of the Company by providing long-term incentives to those key employees of the Operating Partnership and the Management Company who will be largely responsible for achievement of the long-term goals and long-term growth of the Company. The Incentive Unit and Incentive Stock Programs are deferred compensation plans which are tied to the attainment of targeted levels of annual and cumulative growth in the Company's funds available for distribution per share.

     The Incentive Unit and Incentive Stock Programs are generally administered by the Executive Compensation Committee. Participants in the Incentive Unit and Incentive Stock Programs are senior management and key employees of the Operating Partnership and the Management Company. The Executive Compensation Committee has sole and exclusive authority to select participants, and determine the awards to be made to each participant, from among those persons who are employees or otherwise provide services to the Operating Partnership, or who are officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company, and the Board of Directors of the Management Company (or a committee duly authorized by it) has sole and exclusive authority to grant awards to those persons who are employees or otherwise provide services to the Management Company and who are not officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company.

     The Incentive Unit Program and the Incentive Stock Program each established a four-year performance period, commencing January 1, 1996 and January 1, 2000, respectively, during which participants were allocated an award of "Incentive Units" or "Incentive Stock" which constitute the right to receive Units or shares of Common Stock if certain performance targets and vesting requirements are satisfied. A total of 525,000 Units were awarded under the Incentive Unit Program, and accordingly 525,000 shares of Common Stock are available to be issued upon exchange of such Units. A total of 620,000 shares of Common Stock may be awarded under the Incentive Stock Program, 590,500 of which had been awarded as of February 22, 2000.

     One-quarter of the Incentive Units or Incentive Stock initially awarded to a participant is attributable to and may be earned during each program year of the four-year performance period. The Incentive Units or Incentive Stock attributable to a program year is earned only if the annual and cumulative performance targets for such year are met. If the annual target is not met, the awards attributable to that program year may be earned in a subsequent year if the cumulative performance target is met. The funds available for distribution goal for 1996 was $2.38 per share and increased 7% for each year through 1999. The funds available for distribution goal for 2000 is $3.60 per share and increases 7% for each year through 2003.

     The Executive Compensation Committee has determined that the targets for 1996, 1997, 1998 and 1999 were met. As of February 22, 2000, a total of 522,250
Incentive Units have been earned and 259,928 of such Units have vested in participants.

     Once Incentive Units or Incentive Stock is earned, the earned Incentive Units or Incentive Stock vests one-third each year over a three-year period commencing on the first day of the calendar year subsequent to the year in which the Incentive Units or Incentive Stock was earned, provided that the participant remains in the employ of the Company or its affiliates on each such vesting date. Earned Incentive Units or Incentive Stock that have not vested will be forfeited upon termination of employment for reasons other than death or disability. Notwithstanding the foregoing, any earned Incentive Units or Incentive Stock will vest in full immediately if a participant's employment terminates by reason of death or disability or upon the occurrence of a change in control with respect to the Company.

     During the period after Incentive Units or Incentive Stock has been earned but prior to the date such Incentive Units or Incentive Stock has vested and been distributed to the participant, the participant is entitled to receive a dividend equivalent cash compensation payment as of each distribution date with respect to Units or Common Stock equal to the participant's number of earned but not vested Incentive Units or shares of Common Stock as of the record date of such distribution, multiplied by the distribution amount per Unit or share of Common Stock payable as of such distribution date.

INCENTIVE COMPENSATION

     The Company established a cash bonus incentive compensation plan for executive officers and key officers of the Company and the Management Company beginning in 1994. Under the plan, cash bonuses are awarded to executive officers and key officers covered under the plan based on the achievement of specified targets and goals for the Company. The targets are defined annual percentage increases in funds available for distribution per share. The amount of the cash bonus is based on a formula determined for each officer based on a range of 5% to 70% of base compensation. Payments under the plan for 1999 to the five most highly compensated executive officers are set forth in the "Bonus" column of the "Summary Compensation Table" above.

401(K) PLAN

     The Company and the Management Company are participating employers in the JMB Realty Corporation Employee Savings Plan (the "JMB 401(k) Plan"). The JMB 401(k) Plan permits the employees of the Company and the Management Company to defer a portion of their compensation, in accordance with the provisions of
Section 401(k) of the Code. All employees are limited to deferrals of 10% of pay not to exceed the statutory limit, for 1999, of $10,000. Those deferrals are treated for Federal income tax purposes as employer contributions. In addition, the Company and the Management Company will make a matching contribution of 10% of deferrals. All contributions to the JMB 401(k) Plan are subject to nondiscrimination requirements under the Code. The participating employer contributions other than salary deferrals are subject to a five-year graduated vesting schedule: the nonforfeitable portion for the first year of employment is 20% and for succeeding years is 40%, 60%, 80% and 100%.

     Employees of the Company and the Management Company are eligible to participate in the JMB 401(k) Plan if they meet certain requirements concerning minimum age and period of service. The JMB 401(k) Plan invests all contributions to the JMB 401(k) Plan in accordance with participants' elections among certain investment options provided through a group of mutual funds or other investment vehicles. Distributions from a participant's account are not permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

     Effective August 1, 1998, future participation in the JMB 401(k) Plan by employees of the Company and the Management Company who are "highly compensated," as defined in Section 414(q) of the Code, was terminated. From and after August 1, 1998, such highly compensated employees were eligible to participate in the Urban Shopping Centers Deferred Cash Compensation Plan (the "Deferred Cash Compensation Plan"). See "Deferred Cash Compensation Plan" below.

CORE RETIREMENT AWARD PROGRAM

     As of January 1, 1995, JMB Realty replaced its prior retirement plan with the Core Retirement Award Program which is administered as part of the JMB 401(k) Plan. Under the Core Retirement Award Program, an employer contribution is made to the account of an Eligible Employee equal to 3% of such employee's total compensation (up to the limit set by the Internal Revenue Service). Such contributions are subject to the same vesting schedule as the JMB 401(k) Plan.

     Effective August 1, 1998, future participation in the Core Retirement Award Program with respect to employees who are "highly compensated," as defined in
Section 414(q) of the Code, is administered as part of the Deferred Cash Compensation Plan. See "Deferred Cash Compensation Plan" below.

DEFERRED CASH COMPENSATION PLAN

     The Company and the Management Company are participating employers in the Deferred Cash Compensation Plan adopted by the Company on August 1, 1998. The Deferred Cash Compensation Plan permits eligible employees, being those employees who are "highly compensated," as defined in Sec-tion 414(q) of the Code, to defer a portion, not to exceed 25%, of their compensation. In addition, the Company and the Management Company will make a matching contribution of 10% of each participant's deferred compensation, up to a maximum of $1,000 per year or such greater amount as shall be permitted from time to time under Section 402(g)(i) of the Code. All participants under the Deferred Cash Compensation Plan have a nonforfeitable interest in their respective accounts. The employer contributions during 1999 by the Company and the Management Company under the Deferred Cash Compensation Plan with respect to the five most highly compensated executive officers are set forth in footnote 3 to the "Summary Compensation Table" above.

COMPENSATION OF DIRECTORS

     In 1999, the Company paid each of its independent directors an annual fee of $20,000 plus a fee of $1,250 for each quarterly meeting attended (in person or by telephone). Directors who are not independent are not paid any directors' fees. In addition, the Company reimburses all directors for expenses incurred in attending meetings.

     Each independent director then serving was also granted, upon reelection at the 1999 annual meeting, a ten-year option to acquire 1,500 shares of Common Stock at $31.78 per share (the fair market value on the grant date), and will annually, upon election or reelection, be granted a ten-year option to acquire an additional 1,500 shares at the fair market value on the date of the grant. Such options are not and will not be exercisable until after the first anniversary of the date of the grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Dominski and the Company have entered into an employment agreement, which, pursuant to its terms, currently runs through December 31, 2002 and which will be automatically extended for an additional year at the end of each year, subject to the right of either party to terminate by giving 25 months' prior written notice. Pursuant to the agreement, Mr. Dominski is required to devote his entire business time to the Company. The agreement provides for an annual base salary, which may be increased (but not decreased) from time to time, as well as the use of an automobile, an allowance of up to $7,500 annually for tax planning and tax return preparation services and certain additional compensation. Mr. Dominski is also entitled to a bonus if funds available for distribution to shareholders per share for any year exceeds such measure for the immediately preceding year by at least 4%. The bonus may be up to 70% of his annual salary if funds available for distribution exceeds the prior year's amount by 19.2% or more. Pursuant to the employment agreement, all outstanding options for shares of Common Stock or Units granted to Mr. Dominski shall vest immediately upon his death, permanent disability or termination without cause or upon a "Change in Control." "Change in Control" for purposes of the agreement means (i) the acquisition by any person (other than JMB Realty and its affiliates) of 50% or more of the voting stock of the Company or 20% or more of the voting stock of the Company if such ownership exceeds that of JMB Realty and its affiliates or (ii) the approval of a merger or consolidation (other than with JMB Realty or its affiliates) resulting in a change in ownership of 20% or more of the voting stock of the Company or sale of all or substantially all of the assets of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom served as members of the Executive Compensation Committee of the Board during 1999. See the caption "Certain Relationships and Transactions" for a description of certain relationships and transactions between the Company and JMB Realty (of which Mr. Malkin is the Chairman) and its affiliates during 1999.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     For 1999, the Company's Executive Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other real estate companies similar to the Company and the job experience and performance of such officers. The Company has established a cash bonus incentive compensation plan and the Incentive Unit and Incentive Stock Programs for its executive officers and key employees, which provide, respectively, for cash bonuses of

5% to 70% of base compensation based on the achievement of targeted annual increases in funds available for distribution per share and for the issuance of Units or Stock based on the achievement of targeted levels of annual and cumulative growth in funds available for distribution per share and continued employment by the Company." See "Incentive Compensation" and "Incentive Unit and Incentive Stock Programs" above. Also, the Company has adopted the Option Plan, which authorizes the Executive Compensation Committee to grant options for Common Stock and Units to the Company's executive officers and other employees at exercise prices determined by the Executive Compensation Committee. See "Option Plan" above. Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance. For example, in 1999, after taking into account the grant date value of Incentive Units which vested on January 1, 2000 under the Incentive Unit Program and the dividend equivalent cash compensation paid under such Program during 1999 on Units earned but not vested (see "Incentive Unit and Incentive Stock Programs" above), approximately 59% of Mr. Dominski's total compensation as the Company's Chief Executive Officer and between 42% and 53% of the total compensation of the four other most highly compensated executive officers of the Company was incentive-related and based upon the Company's performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, substantially all executive compensation be deductible for Federal income tax purposes.
Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's Chief Executive Officer and the other four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Executive Compensation Committee believes that the Company's current compensation policies and arrangements will not result in compensation payments that will be non-deductible under Section 162(m) of the Code.

                        Executive Compensation Committee
                            Judd D. Malkin, Chairman
                               Susan Getzendanner
                                  John E. Neal
                              Henry T. Segerstrom

PERFORMANCE GRAPH

     The following line graph compares the percentage change in the Company's cumulative shareholder return on its shares of Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from December 31, 1994 to December 31, 1999. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 1994 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.

                                      LOGO


                                             12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
          Urban Shopping Centers, Inc.       $100.00   $117.76   $173.27   $221.93   $222.19   $198.40
          NAREIT Index                       $100.00   $115.27   $155.92   $187.51   $154.69   $147.54
          S&P 500 Index                      $100.00   $137.43   $168.98   $225.37   $289.78   $350.72

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, the Operating Partnership formed a series of partnerships (the "Retail Partnerships") with institutional funds advised by Walton Street Capital, LLC ("Walton Street"), an affiliate of Mr. Bluhm, to acquire the retail component of the Houston Galleria, a mixed use development in Houston, Texas, for an aggregate consideration of approximately $375.1 million. The acquisition included an adjacent 14 acre development site and an adjacent strip shopping center of approximately 104,000 square feet. The Operating Partnership owns a two-thirds interest in each of the partnerships. As part of the same transaction, the Walton Street advised institutional funds acquired the hotel and office components of the Houston Galleria. The Management Company provides management, leasing and development services for the Retail Partnerships. The Management Company also provides management services for the owner of the office component.

     During 1999, the Management Company provided property management, leasing, development and consulting services for all but two of the Company's properties. During 1999, the Company and the Operating Partnership incurred an aggregate of $12,205,000 in fees to the Management Company for such services. The Management Company also provides property management, leasing and development services for certain retail properties owned or controlled by JMB Realty and its affiliates. The terms of any such services must be approved by a majority of the disinterested directors of the Management Company. Management fees are generally in the range of 3-6% of collected revenue from the managed property, and leasing fees are generally equal to $2 to $6 per square foot of rented space. For any such development services, the Management Company charges an amount intended to approximate fair market value. During 1999, JMB Realty and its affiliates incurred an aggregate of $3,109,000 in fees to the Management Company for management, leasing and development services. In 1999, the Management Company received $1,482,000 in property management, leasing and development fees from MetLife. Mr. Digney, a Director of the Company, is a Senior Vice President of MetLife. In 1999, the Management Company received $1,273,000 in fees from Walton Street, an affiliate of Mr. Bluhm, for property management and development feasibility consulting services. In 1999, the Management Company received $82,000 in property management and leasing fees from BRE/Louis Joliet L.L.C., an affiliate of Mr. Schrieber.

     The Company and the Management Company sublease office space from an affiliate of JMB Realty. The total rent paid during 1999 under the sublease was $900,000, of which $450,000 represented net rent.

     The Management Company provides certain administrative, computer and advisory services to JMB Realty and its affiliates. During 1999, the Management Company received $1,590,000 in payment for such services.

     Pursuant to a corporate services agreement, the Company, the Operating Partnership and the Management Company provide one another various managerial, administrative, accounting, investor relations and other services. The corporate services agreement provides for the parties to reimburse one another quarterly for costs incurred under that agreement. During 1999, reimbursements incurred pursuant to the corporate services agreement were as follows: by the Company to the Operating Partnership, $686,000; by the Company to the Management Company, $61,000; and by the Management Company to the Operating Partnership, $275,000.

     The Company and the Operating Partnership utilize JMB Insurance Agency, Inc., an affiliate of JMB Realty, to provide insurance brokerage services for their properties and expect to continue to do so in the future. The terms of such services must be approved on an annual basis by a majority of the Disinterested Directors. During 1999, the Company and the Operating Partnership incurred an aggregate of $372,000 to JMB Insurance Agency, Inc. for insurance brokerage services.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the shares of Common Stock and Unit Voting Stock as of February 22, 2000 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the shares of Common Stock or Unit Voting Stock outstanding on such date, (2) each director and executive officer of the Company and (3) the Company's directors and executive officers as a group. The number of shares of Common Stock beneficially owned by a person includes shares of Common Stock into which Units or shares of Unit Voting Stock beneficially owned by the person are exchangeable and shares of Common Stock issuable with respect to options held by the person which are exercisable within 60 days. Any holder of Units and Unit Voting Stock may exchange one share of Unit Voting Stock together with 24 Units for 25 shares of Common Stock. The percent of Common Stock beneficially owned by a person assumes that all shares of Unit Voting Stock and Units held by the person are exchanged for shares of Common Stock and all options held by the person which are exercisable within 60 days are exercised and that none of the shares of Unit Voting Stock or Units or options held by other persons are so exchanged or exercised. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                                              SHARES OF      PERCENT OF    SHARES OF UNIT   PERCENT OF UNIT
                                             COMMON STOCK   COMMON STOCK    VOTING STOCK     VOTING STOCK
                                             BENEFICIALLY   BENEFICIALLY    BENEFICIALLY     BENEFICIALLY
  NAME AND ADDRESS OF BENEFICIAL OWNER(1)       OWNED          OWNED           OWNED             OWNED
  ---------------------------------------    ------------   ------------   --------------   ---------------
Center Partners, Ltd.(2)...................    5,668,989        25.9%         170,389             41.8%
Urban-Water Tower Associates(3)............    2,267,800        11.4%          90,712             22.2%
Water Tower Associates-I, L.P.(3)..........    2,267,800        11.4%          90,712             22.2%
UIDC Holdings, L.P.(3)(4)..................    3,789,863        17.9%         180,848             44.3%
JMB Realty Corporation(2)(3)(4)(5).........   10,129,536        38.8%         378,064             92.7%
1975 Judd D. Malkin Life Insurance
  Trust(6).................................   10,129,536        38.8%         378,064             92.7%
Old Orchard Limited Partnership(4)(7)......            0           0%          42,424             10.4%
Wellington Management Company, LLP(8)......    1,155,400         6.8%               0                0%
LaSalle Investment Management, Inc.(9).....    1,002,816         5.7%               0                0%
Security Capital Group Incorporated(10)....      969,180         5.5%
Lend Lease Rosen Real Estate Securities
  LLC(11)..................................      945,650         5.4%               0                0%
FMR Corp.(12)..............................      919,130         5.2%               0                0%
Morgan Stanley Dean Witter & Co.(13).......      880,620         5.0%               0
Neil G. Bluhm(14)..........................   10,129,536        38.8%         378,064             92.7%
James B. Digney(15)........................       10,500            *               0                0%
Matthew S. Dominski(15)....................      430,651         2.4%           1,052                 *
Susan Getzendanner(15).....................       10,500            *               0                0%
Judd D. Malkin(6)..........................            0           0%               0                0%
John E. Neal(15)...........................       16,400            *               0                0%
Phillip B. Rooney(15)......................       32,289            *               0                0%
John G. Schreiber..........................        1,000            *               0                0%
Henry T. Segerstrom(15)(16)................      605,981         3.3%          23,050              5.7%
James L. Czech(15).........................      143,068            *           2,223                 *
Ross B. Glickman(15).......................            0           0%               0                0%
Adam S. Metz(15)...........................      110,434            *               0                0%
Joseph M. Shrader(15)......................       27,938            *               0                0%
All directors and executive officers as a
  group (13 persons).......................   11,518,297        42.2%         404,389             99.1%

-------------------------

  *  less than 1%

 (1) Unless otherwise noted, the address for each of the persons or entities is 900 North Michigan Avenue, Chicago, Illinois 60611.

 (2) Center Partners, Ltd. is a limited partnership, the sole general partner of which is JMB Realty.

 (3) Urban-Water Tower Associates is a general partnership, the general partners of which are UIDC Holdings, L.P. and Water Tower Associates-I, L.P. JMB Realty is the managing general partner of UIDC Holdings, L.P. and the sole general partner of Water Tower Associates-I, L.P.

 (4) UIDC Holdings, L.P. is a limited partnership, the managing general partner of which is JMB Realty.

 (5) JMB/Miami Investors, L.P. owns 16,681 shares of Unit Voting Stock and 400,344 Units. JMB Realty is the beneficial owner of 75% of the stock of the general partner of JMB/Miami Investors, L.P. The securities owned by JMB/Miami Investors, L.P. are pledged as security for a loan from a bank. JMB Properties Company owns 10,146 shares of Unit Voting Stock and 243,513 Units. JMB Realty is the beneficial owner of substantially all of the partnership interests in JMB Properties Company.

 (6) The 1975 Judd D. Malkin Life Insurance Trust, the co-trustees of which are Judd D. Malkin, Barry A. Malkin, Stephen J. Malkin, and Randi Steinberger, may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. The 1975 Judd D. Malkin Life Insurance Trust is a significant stockholder of JMB Realty. The 1975 Judd D. Malkin Life Insurance Trust disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

 (7) The general partner of Old Orchard Limited Partnership is UIDC Holdings,
     L.P.

 (8) Information with respect to beneficial ownership of Wellington Management Company, LLP is included herein in reliance on a Schedule 13G dated February 9, 2000 filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The Schedule 13G indicates that Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed the beneficial owner of 1,155,400 shares of Common Stock which are owned by numerous of its investment advisory clients and that no such client is known by it to own more than five percent of the Common Stock. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

 (9) Information with respect to beneficial ownership of LaSalle Investment Management, Inc. is included herein in reliance on a Schedule 13G dated February 9, 2000 filed by LaSalle Investment Management, Inc. with the Securities and Exchange Commission. The Schedule 13G indicates that its affiliate, LaSalle Investment Management (Securities), L.P., in its capacity as investment advisor, may be deemed the beneficial owner of 1,002,816 shares of Common Stock which are owned by its investment advisory clients, and that no such client is known by it to own more than five percent of the Common Stock except for Pensioen Fonds PGGM. The address of LaSalle Investment Management, Inc. is 200 East Randolph Drive, Chicago, Illinois 60601.

(10) Information with respect to beneficial ownership of Security Capital Group Incorporated is included herein in reliance on a Schedule 13G dated February 15, 2000 filed by Security Capital Group Incorporated with the Securities and Exchange Commission. The Schedule 13G indicates that Security Capital Group Incorporated is the beneficial owner of 969,180 shares of Common Stock which are owned by its subsidiary, Security Capital Global Management Group Incorporated. The address of Security Capital Group Incorporated is 125 Lincoln Avenue, Santa Fe, New Mexico 87501.

(11) Information with respect to beneficial ownership of Lend Lease Rosen Real Estate Securities LLC is included herein in reliance on a Schedule 13G dated February 14, 2000 filed by Lend Lease Rosen Real Estate Securities LLC with the Securities and Exchange Commission. The Schedule 13G indicates that Lend Lease Rosen Real Estate Securities LLC, in its capacity as investment adviser, may be deemed the beneficial owner of 945,650 shares of Common Stock which are owned by certain separate accounts which it advises. The address of Lend Lease Rosen Real Estate Securities LLC is 1995 University Avenue, Berkeley, California, 94704.

(12) Information with respect to beneficial ownership of FMR Corp. is included herein in reliance on a Schedule 13G dated February 14, 2000 filed by FMR Corp. with the Securities and Exchange Commission. The Schedule 13G indicates that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 775,930 shares of Common Stock and that Fidelity Management Trust Company is the beneficial owner of 143,200 shares of Common Stock as a result of acting as investment adviser to various investment companies and that no person is known by it to own more than five percent of the Common Stock. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(13) Information with respect to beneficial ownership of Morgan Stanley Dean Witter & Co. is included herein in reliance on a Schedule 13G dated February 4, 2000 filed by Morgan Stanley Dean Witter & Co. with the Securities and Exchange Commission. The Schedule 13G indicates that Morgan Stanley Dean Witter & Co. may be deemed the beneficial owner of 880,620 shares of Common Stock in accounts managed by it on a discretionary basis and that no such account holds more than five percent of the Common Stock. The address of Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York.

(14) Mr. Bluhm may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. Mr. Bluhm is the President and a significant stockholder of JMB Realty. Mr. Bluhm disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

(15) Includes, with respect to Ms. Getzendanner and Mr. Digney, options to acquire 10,500 shares of Common Stock each, with respect to Messrs. Rooney and Segerstrom, options to acquire 4,500 shares of Common Stock each, and, with respect to Mr. Neal, options to acquire 7,500 shares of Common Stock. See "Executive Compensation -- Compensation of Directors." Includes, with respect to Messrs. Dominski, Czech, Glickman, Metz and Shrader, options as set forth under "Executive Compensation -- Aggregated Option Exercises in 1999 and Year-End Option Values." Also includes, with respect to Messrs. Czech, Metz and Shrader, 14,452, 21,018 and 4,132 shares of Common Stock respectively, which are being held in a trust until the expiration of specified deferral periods and which such persons may withdraw prior to the end of such deferral periods upon payment of a penalty.

(16) Shares are beneficially owned by Mr. Segerstrom personally, by the Segerstrom Community Property Trust of which Mr. Segerstrom is a co-trustee and by Henry T. Segerstrom Properties LLC, a limited liability company owned by Mr. Segerstrom. Mr. Segerstrom's address is c/o Fashion Square Venturers, P.O. Box 25738, Santa Ana, California 92799.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1999, except that Joseph M. Shrader and John E. Neal each filed one report covering one transaction, which reports were not filed on a timely basis.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP as the Company's independent auditors for 2000. KPMG LLP has served as the Company's independent auditors since the Company's formation. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on the matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2000 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2001 annual meeting of shareholders must be received by the Company at its principal executive offices on or before November 27, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

PROXY
                          URBAN SHOPPING CENTERS, INC.
                                     PROXY

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000


The undersigned hereby appoints each of Neil G. Bluhm, Matthew S. Dominski and Judd D. Malkin, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Urban Shopping Centers, Inc. to be held on May 11, 2000, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF.

The election of the following persons as directors:

Neil G. Bluhm, James B. Digney, Matthew S. Dominski, Susan Getzendanner, Judd
D. Malkin, John E. Neal, Phillip B. Rooney, John G. Schreiber, Henry T. Segerstrom.

The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

          (Continued and to be signed and dated on the reverse side.)

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                              FOLD AND DETACH HERE

[X] PLEASE MARK YOUR                                                  |  6652
    VOTES AS IN THIS                                                  ---------
    EXAMPLE.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                       FOR          WITHHOLD
                       all        vote for all
                     nominees       nominees                                                                   FOR  AGAINST  ABSTAIN
1. Election of        [ ]            [ ]              2. The ratification of the appointment of KPMG LLP as
   Directors                                             independent auditors for 2000.                        [ ]    [ ]     [ ]
   (See Reverse)

For, except vote withheld from the following          3. To vote upon any other matters that may properly be
nominee(s):                                              presented at the meeting according to their best
                                                         judgment and in their discretion.                     [ ]    [ ]     [ ]

------------------------------------------









                                                                   Please sign exactly as name appears hereon. If shares are
SIGNATURE(S) ___________________________________  DATE __________  held jointly, each joint tenant should sign. If signing as
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING       attorney, executor, administrator, trustee or guardian or as
THE ENCLOSED ENVELOPE.                                            officer of a corporation or other entity, please give full title.

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                              FOLD AND DETACH HERE